Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Peakstone Realty Trust’s Second Amended and Restated Employee and Trustee Long-Term Incentive Plan of our report dated March 26, 2024, with respect to the consolidated financial statements of Galaxy REIT LLC included in Peakstone Realty Trust’s Annual Report (Form 10-K/A) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

May 29, 2025